UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

On March 15, 2022, we entered into note purchase agreements (collectively, the “Note Purchase Agreement”) for the issuance of an aggregate $215,000,000 principal amount of 7.125% Senior Secured Notes due 2027 (the “Notes”). The Note Purchase Agreement were entered into among Velocity Financial, Inc., as the guarantor of the Notes (the “Guarantor”), our wholly owned subsidiary Velocity Commercial Capital, LLC, as the issuer of the Notes (the “Issuer”), U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”) and the several respective purchasers of the Notes.

The Issuer issued the Notes on March 15, 2022. The Notes are guaranteed by Velocity Financial, Inc. The Notes will mature on March 15, 2027, subject to earlier prepayment, redemption or repurchase. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2022. The terms of the Notes provide for optional redemption prior to their maturity, on the terms and conditions and at the prices specified in the Note Purchase Agreement. Upon a change of control, as defined in the Note Purchase Agreement, the holders of the Notes may require the Issuer to repurchase the Notes at 100% of outstanding principal amount plus accrued but unpaid interest. The Notes and related guarantee are senior obligations of the Issuer and the Guarantor, respectively, and secured by liens on substantially all assets of the obligors, other than assets subject to securitization and warehouse financings and other customary exceptions and limitations.

Proceeds from the issuance of the Notes were used to repay in full the obligations under our term loan credit agreement, dated as of February 5, 2021, and the remaining proceeds will be used for general corporate and other working capital purposes.

The Note Purchase Agreement contains affirmative and negative covenants, including financial covenants regarding minimum net asset value, net non-securitization debt to equity ratio, collateral value, total collateral value and non-securitization senior debt service coverage ratio requirements.

The offer and sale of the Notes were made solely in private placement transactions exempted from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing descriptions of the Notes, related guarantee, Note Purchase Agreement and related security agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement and related security agreement filed as Exhibits 4.1, 10.1 and 10.2 and incorporated herein by reference.

The representations, warranties and covenants contained in the above-mentioned agreements were made only for purposes of those agreements and solely for the benefit of the parties to those agreements. The representations, warranties and covenants are a means of allocating contractual risk between parties and are not necessarily intended to establish particular matters as facts, may be subject to standards of materiality or other qualifications applicable to the agreements that differ from those applicable to investors and are not promises or guarantees of accuracy or of future actions or events. Investors should not rely on these representations, warranties or covenants.

Item 8.01.	Other Events.

On March 16, 2022, Velocity Financial, Inc. issued a press release announcing the issuance of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

Exhibit Number	Description

4.1	Form of 7.125% Senior Secured Note due 2027 of Velocity Commercial Capital, LLC (included in Exhibit 10.1 hereto).

10.1	Form of Note Purchase Agreement Dated as of March 15, 2022, among Velocity Financial, Inc., Velocity Commercial Capital, LLC, U.S. Bank Trust Company, National Association, as collateral agent, and the respective purchasers of the Notes.

10.2	Security Agreement, dated as of March 15, 2022, among Velocity Financial, Inc., Velocity Commercial Capital, LLC and U.S. Bank Trust Company, National Association, as collateral agent.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: March 16, 2022	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer and General Counsel